Exhibit 10.1

fourth amendment to

Loan Agreement

This Fourth Amendment to Loan Agreement (as amended, restated, supplemented or otherwise modified, this “Agreement”) is entered into as of April 24, 2015 (the “Effective Date”) by and among Maui Land & Pineapple Company, Inc., a Hawaii corporation (“Borrower”), Kapalua Land Company, Ltd., a Hawaii corporation and Maui Pineapple Company, Ltd., a Hawaii corporation (referred to herein collectively as ”Guarantor” and, together with Borrower, the “Credit Parties”), and American AgCredit, FLCA (“Lender”).

RECITALS

A.     Borrower and Lender are party to that certain Loan Agreement dated as of December 22, 2010, as amended by a First Amendment to Loan Agreement dated as of May 10, 2011, a Second Amendment to Loan Agreement dated as of February 26, 2013, and a Third Amendment to Loan Agreement dated as of April 24, 2014 (as it may be further amended, restated, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which Lender has agreed to provide loans and other financial accommodations to Borrower upon the terms and conditions set forth in the Loan Agreement. Capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

B.     The Credit Parties have requested that Lender agree to amend the terms of the Loan Agreement.

C.     Lender is willing to do so on the terms and conditions set forth in this Agreement.

In consideration of the foregoing, the parties agree as follows:

ARTICLE I
ACKNOWLEDGMENTS AND CONSENTS

Section 1.1     Affirmation of Recitals. Each Credit Party acknowledges and confirms that each of the recitals set forth above is true and correct.

Section 1.2     Outstanding Indebtedness. Each Credit Party acknowledges and confirms all of the Obligations of Borrower to Lender under the Loan Documents are duly and validly owing and that such amounts are not subject to any defense, counterclaim, recoupment or offset of any kind.

Section 1.3     Amendment Fee. Lender has determined not to charge Borrower a fee in consideration of Lender’s entering into this Agreement. Lender reserves the right to charge a fee in connection with any future amendment, waiver, consent, or other accommodation provided to Borrower under the Loan Agreement.

ARTICLE II
AMENDMENTS TO LOAN AGREEMENT

Section 2.1     Effectiveness of Amendments. The interest rate modification set forth in this Agreement shall be effective retroactively to April 1, 2015. All other amendments shall be effective as of the Effective Date. Accordingly, on May 1, 2015, an interest payment will be due at the new rate (for interest accrued from and after April 1, 2015) with a portion thereof being payable May 1, 2015 and a portion thereof being deferred, as set forth below.

Section 2.2     Amendment to Section 1(a). The following definitions in Section 1(a) of the Loan Agreement are hereby amended and restated to read as follows:

“Applicable Spread” shall mean seven and three-quarters percent (7.75%).

“Mortgage” shall mean (a) the Mortgage, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing, dated December 30, 1998, executed by Borrower in favor of Pacific Coast Farm Credit Services, ACA, as mortgagee, and recorded December 30, 1998 as Document No. 98-196978, Bureau of Conveyances, State of Hawaii (“Official Records”), as amended from time to time, and (b) any other mortgage, deed of trust, or similar document pursuant to which Borrower or any Subsidiary grant to Lender a lien on any real property owned or held by such Borrower or Subsidiary.

“Net Non-Collateral Sale Proceeds” shall mean the net sale proceeds received by Borrower after payment of sales commissions and payment of encumbrances on the property sold (including any payments payable under the Wells Fargo Facility to release the property, but not including an encumbrance in favor of Lender on the New Collateral) of sale of (a) any of the New Collateral, or (b) any real property not constituting Collateral; provided that, with respect to proceeds of the Kahului Parcel, only those sale proceeds constituting part of the “Working Capital Portion” (as defined in Section 11(i)) shall be included within the scope of this definition.

Section 2.3     Amendment to Section 1(a). The following definitions in Section 1(a) of the Loan Agreement are hereby modified as follows:

(a)      In the definition of “LIBOR Rate,” “1.00%” shall be deleted and replaced with “0.00%.”

Section 2.4     New Definitions. The following definitions are hereby added to Section 1(a) in appropriate alphabetical order as follows:

“Deferred Interest” shall have the meaning set forth in Section 4(a).

“Disposition Assets” shall mean the New Mortgage Properties and each other property identified in Borrower’s marketing plan.

“Fourth Amendment Effective Date” shall mean April 24, 2015.

“Kapalua Resort Site 6-0” shall mean a parcel of real property owned by Borrower of approximately five acres located in the south end of the Kapalua Resort and having tax key number 4-2-004-048.

“New Collateral” shall mean the New Mortgage Properties and the Utility Subsidiaries.

“New Mortgage Properties” shall mean Kapalua Resort Site 6-0 and the Omaopio Property.

“Omaopio Property” shall mean the three lots owned by Borrower of approximately 637 acres located in upcountry Maui and having tax map key numbers 2-3-008-004, 2-3-008-009, and 2-3-008-030.

“Utility Subsidiaries” shall mean Kapalua Water Company, Ltd. and Kapalua Waste Treatment Company, Ltd.

Section 2.5     Amendment to Section 3(b). Section 3(b) of the Loan Agreement is hereby amended and restated to read as follows:

(b) Interest Rate. Subject to Sections 3(d), 3(e), and 3(f), the Loan shall bear interest at the rate set forth in this Section 3(b).

     (1)     Until and unless reduced as set forth in Section 3(b)(2), the Loan shall bear interest at a rate per annum equal to the greater of (i) eight percent (8.00%), and (ii) the LIBOR Rate plus the Applicable Spread.

      (2)      If Borrower shall make a prepayment of the Loan that reduces the outstanding principal balance of the Loan below Fifteen Million Dollars ($15,000,000), and at the time such prepayment is made, no Default exists and no Event of Default has occurred after the Fourth Amendment Effective Date, the interest rate on the Loan shall be reduced so that the interest rate is one percent (1.00%) lower than the rate otherwise applicable under Section 3(b)(1).

      (3) If Borrower shall make a prepayment of the Loan that reduces the outstanding principal balance of the Loan below Ten Million Dollars ($10,000,000), and at the time such prepayment is made, no Default exists and no Event of Default has occurred after the Fourth Amendment Effective Date, the interest rate on the Loan shall be reduced so that the interest rate is two and one-quarter percent (2.25%) lower than the rate otherwise applicable under Section 3(b)(1).

     (4) If Borrower shall make a prepayment of the Loan that reduces the outstanding principal balance of the Loan below Five Million Dollars ($5,000,000), and at the time such prepayment is made, no Default exists and no Event of Default has occurred after the Fourth Amendment Effective Date, the interest rate on the Loan shall be reduced so that the interest rate is three and one-half percent (3.50%) lower than the rate otherwise applicable under Section 3(b)(1).

      (5) An interest rate reduction under Sections 3(b)(2), 3(b)(3), or 3(b)(4), shall take effect immediately on the date of prepayment. Such rate reduction shall not affect the amount of any interest accrued or deferred at the previous rate before such reduction becomes effective and shall not affect the amount of monthly interest payments that are due and payable before the Maturity Date.

Section 2.6     Amendment to Section 4(a). Section 4(a) of the Loan Agreement is hereby amended and restated to read as follows:

(a)     Interest Payments. Borrower shall pay interest on the Loan, in arrears, on the first day of each month in the amount set forth in this Section 4(a); provided, that interest accrued on the Loan but not otherwise due and payable on the Maturity Date shall become due and payable on the Maturity Date.

(1)     The amount of interest payable on the first day of each month shall be equal to the amount of interest that would have accrued on the Loan during the previous month if the per annum interest rate were the greater of (i) four percent (4.00%), and (ii) the LIBOR Rate plus three and three-quarters percent (3.75%).

(2)     If the outstanding principal balance of the Loan has not been reduced below Fifteen Million Dollars ($15,000,000) by November 1, 2015, then the amount of interest that must be paid on the Loan each month (commencing with the payment due December 1, 2015) shall be equal to the amount of interest that would have accrued on the Loan during the previous month if the per annum interest rate were the greater of (i) four and three-quarters percent (4.75%), and (ii) the LIBOR Rate plus four and one-half percent (4.50%).

(3)     If the outstanding principal balance of the Loan has not been reduced below Twelve Million Five Hundred Thousand Dollars ($12,500,000) by April 1, 2016, then the amount of interest that must be paid on the Loan each month (commencing with the payment due May 1, 2016) shall be equal to the amount of interest that would have accrued on the Loan during the previous month if the per annum interest rate were the greater of (i) five and one-half percent (5.50%), and (ii) the LIBOR Rate plus five and one quarter percent (5.25%).

(4)     The difference between the amount of interest accrued on the Loan at the rate set forth in Section 3(b) and the amount of interest that is due and payable as set forth in this Section 4(a) shall be deferred (and is referred to as the “Deferred Interest”) and shall be due and payable either (i) if a prepayment is made, whether mandatory or optional, at the time of such prepayment, or (ii) on the Maturity Date.

(5)     A reduction in the interest rate applicable to the Loan as set forth in Sections 3(b)(2), (3), or (4) shall not affect the amount of the monthly interest that is due and payable pursuant to this Section 4(a); provided that if the interest rate applicable to the Loan is reduced to a level that is lower than as set forth in this Section 4(a), then the amount of interest payable each month shall be equal to the amount of interest actually accruing on the Loan.

Section 2.7     Amendment to Section 4(b). Section 4(b) of the Loan Agreement is hereby amended and restated to read as follows:

(b)     Principal Payments. Except as provided in Section 6(a) Section 6(b), or Section 6(c), the principal balance of the Loan shall be due and payable in full on the Maturity Date.

Section 2.8     Amendment to Section 6(a). Section 6(a) of the Loan Agreement is hereby amended and restated to read as follows:

(a)     Mandatory Principal Prepayment from Sale of Collateral. Borrower shall pay to Lender as a principal prepayment the net proceeds (after deduction of Transaction Costs) of any sale of any Collateral other than the New Collateral.

Section 2.9     Addition of Sections 11(m), 11(n) and 11(o). Section 11 of the Loan Agreement is hereby amended to add new subsections (m), (n), and (o) as follows:

(m)     New Collateral. Borrower agrees to provide Lender with (i) a first priority mortgage on each of the new Mortgage Properties, which shall be in form and substance satisfactory to Lender and backed by a title insurance policy from a title insurance company satisfactory to Lender in an amount on terms satisfactory to Lender, and (ii) a first priority equity pledge of Borrower’s interest in the Utility Subsidiaries, which shall be in form and substance satisfactory to Lender. Borrower shall promptly take all steps reasonably requested by Lender to effectuate the foregoing and shall, in any event, cause the new mortgage to be of record no later than June 30, 2015 and the equity pledge to be delivered no later than May 15, 2015

(n) Marketing of Disposition Assets. Borrower shall actively market each of the Disposition Assets for sale. Each Disposition Asset shall be promptly listed with a broker or other appropriate marketing professional and Borrower shall diligently pursue the disposition of each such asset. Borrower shall deliver to Lender a monthly activity summary, in form and with such detail as Lender shall require, and such other information related to marketing as Lender shall reasonably request, such as listing agreements, additional activity reports, and market strategy information. Borrower shall deliver to Lender copies of any offers received for any Disposition Assets and shall inform Lender thereof before responding to such offers; provided that the duty shall be informational only and the response to any such offer shall remain in the sole and absolute discretion of Borrower.

(o) Replacement Financing. Borrower shall use diligent commercial efforts to find new financing in an amount sufficient to pay the Obligations in full before the Maturity Date.

Section 2.10     Amendment to Section 12(k). The first sentence of Section 12(k) of the Loan Agreement is hereby amended and restated to read as follows:

Permit its Liquidity, as of the end of any calendar quarter, to be less than $3,000,000; provided that if the corresponding covenants in the Wells Fargo Facility and in Borrower’s credit facility with First Hawaiian Bank are both reduced to $2,000,000 and Borrower delivers evidence thereof to Lender, then the foregoing amount shall be immediately and automatically reduced to $2,000,000.

Section 2.11     Amendment to Section 13(a). Section 13(a) of the Loan Agreement is hereby amended and restated to read as follows:

(a)     Payment Default. Failure by Borrower to make any payment of principal on the date when due or the failure by Borrower to make any payment of interest or any other amount owed to Lender under this Agreement or any Loan Document within three (3) Business Days of the date when due.

Section 2.12     Addition of Section 13(i). Section 13 of the Loan Agreement is hereby amended to add a new subsection (i) as follows:

(i)     Lack of Progress Toward Repayment. Borrower shall have failed to deliver one or a combination of the following to Lender by May 1, 2016 and the item delivered or a combination of the items delivered shall aggregate an amount sufficient to repay the Obligations in full: (i) a loan commitment from a reputable lender for a loan which shall be subject to no conditions other than those that Borrower can reasonably be expected to satisfy before the Maturity Date, (ii) evidence that Borrower has entered into one or more contracts for sale of property, and is in escrow with respect to such contracts, which sales will yield cash proceeds to Lender before the Maturity Date (i.e., there shall be no conditions to closing of the sales that cannot reasonably be expected to have been satisfied before the Maturity Date and Borrower’s other lenders have consented to such sale proceeds being remitted to Lender), or (iii) evidence that Borrower has filed a registration statement with respect to an equity offering.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

Section 3.1     Conditions Precedent. This Agreement shall become effective as of the Effective Date upon the satisfaction of each of the following conditions:

(a)     receipt by Lender of duly executed counterparts of this Agreement from Borrower and each Guarantor and counter-signature by Lender;

(b)     receipt by Lender of such fees, if any, as Lender may be charging Borrower in connection with this Agreement; and

(c)     if required by Lender, Borrower shall have paid all costs and expenses of Lender in connection with this Agreement, the Loan Documents and the transactions contemplated hereby including an estimate of anticipated closing costs (it being understood that if Lender elects not to require payment prior to closing, Borrower shall pay such amounts upon being billed therefor by Lender).

ARTICLE IV
MISCELLANEOUS

Section 4.1     Representations and Warranties. Each Credit Party hereby represents and warrants to Lender that (a) each Credit Party has the legal power and authority to execute and deliver this Agreement; (b) the officers of each Credit Party executing this Agreement have been duly authorized to execute and deliver the same and bind each Credit Party with respect to the provisions hereof; (c) the execution and delivery hereof by each Credit Party and the performance and observance by each Credit Party of the provisions hereof do not violate or conflict with any organizational document of any Person party hereto or any law applicable to any Credit Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against any Credit Party; (d)  no Default or Event of Default exists under the Loan Agreement, nor will any occur immediately after the execution and delivery of this Agreement or by the performance or observance of any provision hereof; (e) no Credit Party is aware of any claim or offset against, or defense or counterclaim to, any of their obligations or liabilities under the Loan Agreement or any other Loan Document; and (f) this Agreement and each document executed by any Credit Party in connection herewith constitute valid and binding obligations of the applicable Person in every respect, enforceable in accordance with their terms.

Section 4.2     Release. Each Credit Party hereby releases, remises, acquits and forever discharges Lender and its employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (collectively, the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the effectiveness of this Agreement, and in any way directly or indirectly arising out of or in any way connected to the Loan Agreement or the Loan Documents (collectively, the “Released Matters”). Each Credit Party acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

Each Credit Party hereby waives the provisions of any statute or doctrine to the effect that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. Without limiting the generality of the foregoing, each Credit Party hereby waives the provisions of any statute that prevents a general release from extending to claims unknown by the releasing party, including Section 1542 of the California Civil Code which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Each Credit Party acknowledges and understands the rights and benefits conferred by such a statute or doctrine and the risks associated with waiver thereof, and after receiving advice of counsel, hereby consciously and voluntarily waives, relinquishes and releases any and all rights and benefits available thereunder, insofar as they apply, or may be construed to apply, to each release set forth herein or contemplated hereby. In so doing, each Credit Party expressly acknowledges and understands that it may hereafter discover facts in addition to or different from those that it now believes to be true with respect to the subject matter of the disputes, claims and other matters released herein, but expressly agrees that it has taken these facts and possibilities into account in electing to make and to enter into this release, and that the releases given herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts or possibilities.

This release may be pleaded as a full and complete defense and/ or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Credit Party acknowledges that the release contained herein constitutes a material inducement to Lender to enter into this Agreement and that Lender would not have done so but for Lender’s expectation that such release is valid and enforceable in all events.

Section 4.3     Covenant Not to Sue. Each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Credit Party pursuant to Section 4.2 above. If any Credit Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, such Credit Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Released Party as a result of such violation.

Section 4.4     Loan Documents Unaffected. Except as otherwise specifically provided herein, all provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and be unaffected hereby. The parties hereto acknowledge and agree that this Agreement constitutes a “Loan Document” under the terms of the Loan Agreement.

Section 4.5     Guarantor Acknowledgement. Each Guarantor, by signing this Agreement:

(a)     consents and agrees to and acknowledges the terms of this Agreement;

(b)     acknowledges and agrees that all of the Loan Documents to which such Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement;

(c)     represents and warrants to Lender that all representations and warranties made by such Guarantor and contained in this Agreement or any other Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Agreement to the same extent as though made on and as of such date, except to the extent that any thereof expressly relate to an earlier date; and

(d)     acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Guarantor consent to this Agreement is not required under the terms of the Loan Agreement or any other Loan Document or as a matter of law, and (ii) nothing in the Loan Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to, modifications of, consents under, or forbearances or waivers with regard to, the Loan Agreement.

Section 4.6     Costs, Expenses and Taxes.     Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities hereunder and thereunder. Borrower further agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and any other instruments and documents to be delivered hereunder, including reasonable counsel fees and expenses in connection with the enforcement of rights under this section. In addition, Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and any other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes. The foregoing agreements shall be in addition to and not in lieu of any similar obligations under the Loan Documents.

Section 4.7     No Other Promises or Inducements. There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Agreement other than those that are set forth in this Agreement. This Agreement has been entered into by each Credit Party freely, voluntarily, with full knowledge, and without duress, and, in executing this Agreement, no Credit Party is relying on any other representations, either written or oral, express or implied, made to any Credit Party by Lender. Each Credit Party agrees that the consideration received by each Credit Party under this Agreement has been actual and adequate.

Section 4.8     No Course of Dealing. Each Credit Party acknowledges and agrees that, (a) this Agreement is not intended to, nor shall it, establish any course of dealing between the Credit Parties and Lender that is inconsistent with the express terms of the Loan Agreement or any other Loan Document, (b) notwithstanding any course of dealing between the Credit Parties and Lender prior to the date hereof, except as set forth herein, Lender shall not be obligated to make any Loan, except in accordance with the terms and conditions of this Agreement and the Loan Agreement, and (c) Lender shall not be under any obligation to forbear from exercising any of its rights or remedies upon the occurrence of any Default or Event of Default.

Section 4.9     No Waiver. Each Credit Party acknowledges and agrees that (a) except as expressly provided herein, this Agreement shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any other Loan Document, nor shall it constitute a continuing waiver at any time, and (b) nothing herein shall in any way prejudice the rights and remedies of Lender under the Loan Agreement, any Loan Document or applicable law. In addition, Lender shall have the right to waive any condition or conditions set forth in this Agreement, the Loan Agreement or any other Loan Document, in its sole discretion, and any such waiver shall not prejudice, waive or reduce any other right or remedy that Lender may have against any Credit Party.

Section 4.10     Reaffirmation. Each Credit Party, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Person granted liens on or security interests in any of its property pursuant to any such Loan Document as security for the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each Credit Party hereby acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations. Each Credit Party acknowledges that all references in the Loan Agreement to the “Agreement” or the “Loan Agreement” shall mean the Loan Agreement, as amended hereby, and all references in the Loan Documents to the “Loan Agreement” shall mean the Loan Agreement, as amended hereby.

Section 4.11     Survival. All representations, warranties, covenants, agreements, releases and waivers made by or on behalf of any Credit Party under this Agreement shall survive and continue.

Section 4.12     Modification; Waiver. This Agreement may not be modified orally, but only by an agreement in writing signed by the parties hereto. Any provision of this Agreement can be waived, amended, supplemented or modified by written agreement of the parties hereto.

Section 4.13     Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

Section 4.14     Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

Section 4.15     Counterparts; Facsimile or Electronic Transmission of Signature. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The manual signature of any party hereto that is transmitted to any other party or its counsel by facsimile or electronic transmission shall be deemed for all purposes to be an original signature.

Section 4.16     Severability Of Provisions; Captions; Attachments; Interpretation. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof. Words in the singular include the plural and words in the plural include the singular. Use of the term “includes” or “including,” shall mean “including, but not limited to.”

Section 4.17     JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM HEREIN

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BORROWER:

MAUI LAND & PINEAPPLE COMPANY, INC.

By:      /s/ TIM T. ESAKI

Name: Tim T. Esaki

Title:   Chief Financial Officer

By:      /s/ WARREN H. HARUKI

Name: Warren H. Haruki

Title:   Chief Executive Officer

GUARANTORS:

KAPALUA LAND COMPANY, LTD.

By:      /s/ TIM T. ESAKI

Name: Tim T. Esaki

Title:   Chief Financial Officer

By:      /s/ WARREN H. HARUKI

Name: Warren H. Haruki

Title:   Chief Executive Officer

MAUI PINEAPPLE COMPANY, LTD.

By:      /s/ TIM T. ESAKI

Name: Tim T. Esaki

Title:   Chief Financial Officer

By:      /s/ WARREN H. HARUKI

Name: Warren H. Haruki

Title:   Chief Executive Officer

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LENDER: AMERICAN AGCREDIT, FLCA By: /s/ SEAN O’DAY Name: Sean O’Day Title: Senior Vice President

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